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                                                                      EXHIBIT 11

                  MGIC INVESTMENT CORPORATION AND SUBSIDIARIES
               STATEMENT RE COMPUTATION OF PER SHARE EARNINGS (1)
              FOR THE YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

                                                             2004            2003            2002
                                                           ---------       ---------      ----------
                                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
BASIC EARNINGS PER SHARE
Average common shares outstanding                             97,549          98,776         103,725
                                                           ---------       ---------      ----------

Net income                                                 $ 553,186       $ 493,879      $  629,191
                                                           ---------       ---------      ----------

Basic earning per share                                    $    5.67       $    5.00      $     6.07
                                                           ---------       ---------      ----------

DILUTED EARNINGS PER SHARE
Adjusted weighted average shares outstanding:
Average common shares outstanding                             97,549          98,776         103,725
Common stock equivalents                                         696             246             489
                                                           ---------       ---------      ----------

Adjusted weighted average diluted shares outstanding          98,245          99,022         104,214
                                                           ---------       ---------      ----------

Net income                                                 $ 553,186       $ 493,879      $  629,191
                                                           ---------       ---------      ----------

Diluted earnings per share                                 $    5.63       $    4.99      $     6.04
                                                           ---------       ---------      ----------

(1)   Per Statement of Financial Accounting Standards No. 128, "Earnings Per
      Share".